UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2010
EATON CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.
     On January 27, 2010, the Board of Directors of Eaton Corporation (the “Company”) expanded the size of the Board to thirteen members and elected Todd M. Bluedorn to the Board to fill the vacancy thus created. Mr. Bluedorn, age 46, is Chief Executive Officer and a member of the Board of Directors of Lennox International Inc., positions he has held since April 2007. Prior to joining Lennox International, Mr. Bluedorn served in numerous senior management positions at United Technologies, including President, Americas — Otis Elevator Company; President, North America — Commercial Heating, Ventilation and Air Conditioning for Carrier Corporate; and President, Hamilton Sundstrand Industrial. Mr. Bluedorn was appointed by the Company’s Board of Directors to the Governance Committee.
     Pursuant to the terms of the Company’s 2009 Stock Plan, on January 27, 2010, Mr. Bluedorn received an automatic grant of 1,053 restricted common shares of the Company. On the same date, each other member of the Board was also automatically granted 1,053 restricted common shares of the Company, also pursuant to the terms of the 2009 Stock Plan. Under the terms of the grant agreements, all of these restricted shares vest upon leaving Board service after two (2) years of continuous service, immediately upon death or disability, upon retirement from Board service due to reaching the mandatory retirement age or upon a change of control of the Company. Mr. Bluedorn also will receive compensation pursuant to the Company’s standard arrangements for directors as described in its proxy statement for the 2009 Annual Meeting of Shareholders, and will be eligible to participate in the Company’s 2005 Non-Employee Director Fee Deferral Plan.
     The Company and Mr. Bluedorn have entered into an indemnification agreement in the same form as the Company has used with each other director and officer of the Company. The indemnification agreement provides that, to the fullest extent permitted by law, the Company will indemnify each director or officer against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the director or officer in connection with any claim against the director or officer as a result of the director’s service as a member of the Board of Directors or the officer’s service as an officer of the Company. The summaries of the material terms of the form indemnification agreement and the restricted share agreement set forth above are qualified in their entirety by reference to the full text of such agreements. (See Exhibits 10.1 and 10.2, respectively, to this Report, which are incorporated herein by reference.) A copy of the press release issued by the Company on January 27, 2010 is included as Exhibit 99.1 to this Report and is incorporated herein by reference.
     There are no related party transactions involving Mr. Bluedorn that would require disclosure pursuant to S-K Item 404(a). There are no arrangements or understandings between Mr. Bluedorn and any other persons pursuant to which Mr. Bluedorn was selected as a director of the Company.

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit
10.1	Form of Indemnification Agreement between the Company and each of the non-employee directors of the Company filed as Exhibit 10.1 to the Company’s Form 8-K Report filed on January 26, 2007, and incorporated herein by reference.

10.2	Form of Restricted Share Agreement pursuant to the 2009 Stock Plan.

99.1	Press Release dated January 27, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION
Date: February 1, 2010	/s/ R. H. Fearon
R. H. Fearon
Vice Chairman and Chief Financial and Planning Officer